                                                                 EXHIBIT-99.(13)

                           SCHEDULE OF COMPUTATION OF
             TOTAL RETURN INFORMATION FOR THE LIFE SEPARATE ACCOUNT
                         PERSONAL ANNUITY GROWTH EQUITY

                                                    January 1, 2002               33 months (From April 3, 2000
                                                           to                     commencement of operations to
                                                    December 31, 2002                   December 31, 2002)
                                                    -----------------                   ------------------

Hypothetical initial                                        $1,000.00                             $1,000.00
payment of $1,000 (P)

Accumulation unit value:
At start of period (A)                                       $14.5888                              $26.1634
At end of period (B)                                         $10.1795                              $10.1795

Ending value of hypothetical investment                       $697.76                               $389.07
(EV) = P  x  (B/A)

Cumulative rate of total return =                             -30.22%                               -61.09%
((EV/P)-1)  x  100

Number of years in                                                  1                                  2.75
period (n)

Net change factor (1+T)n = EV/P                               0.69776                               0.38907

Average annual compound rate of total                         -30.22%                               -29.02%
return (T)

                           SCHEDULE OF COMPUTATION OF
             TOTAL RETURN INFORMATION FOR THE LIFE SEPARATE ACCOUNT
                        PERSONAL ANNUITY GROWTH & INCOME

                                                    January 1, 2002           33 months (From April 3, 2000
                                                           to                 commencement of operations to
                                                   December 31, 2002               December 31, 2002)
                                                   -----------------               ------------------

Hypothetical initial                                        $1,000.00                             $1,000.00
payment of $1,000 (P)

Accumulation unit value:
At start of period (A)                                       $20.5198                              $26.8134
At end of period (B)                                         $15.5549                              $15.5549

Ending value of hypothetical investment                       $758.04                               $580.12
(EV) = P  x  (B/A)

Cumulative rate of total return =                             -24.20%                               -41.99%
((EV/P)-1)  x  100

Number of years in                                                  1                                  2.75
period (n)

Net change factor (1+T)n = EV/P                               0.75804                               0.58012

Average annual compound rate of total                         -24.20%                               -17.94%
return (T)

                           SCHEDULE OF COMPUTATION OF
             TOTAL RETURN INFORMATION FOR THE LIFE SEPARATE ACCOUNT
                      PERSONAL ANNUITY INTERNATIONAL EQUITY

                                                    January 1, 2002           33 months (From April 3, 2000
                                                           to                 commencement of operations to
                                                   December 31, 2002               December 31, 2002)
                                                   -----------------               ------------------

Hypothetical initial                                        $1,000.00                             $1,000.00
payment of $1,000 (P)

Accumulation unit value:
At start of period (A)                                       $13.0124                              $22.7839
At end of period (B)                                         $11.1019                              $11.1019

Ending value of hypothetical investment                       $853.18                               $487.27
(EV) = P  x  (B/A)

Cumulative rate of total return =                             -14.68%                               -51.27%
((EV/P)-1)  x  100

Number of years in                                                  1                                  2.75
period (n)

Net change factor (1+T)n = EV/P                               0.85318                               0.48727

Average annual compound rate of total                         -14.68%                               -22.98%
return (T)

                           SCHEDULE OF COMPUTATION OF
             TOTAL RETURN INFORMATION FOR THE LIFE SEPARATE ACCOUNT
                         PERSONAL ANNUITY SOCIAL CHOICE

                                                    January 1, 2002           33 months (From April 3, 2000
                                                           to                 commencement of operations to
                                                   December 31, 2002               December 31, 2002)
                                                   -----------------               ------------------

Hypothetical initial                                        $1,000.00                             $1,000.00
payment of $1,000 (P)

Accumulation unit value:
At start of period (A)                                       $21.1049                              $26.7035
At end of period (B)                                         $16.6903                              $16.6903

Ending value of hypothetical investment                       $790.83                               $625.02
(EV) = P  x  (B/A)

Cumulative rate of total return =                             -20.92%                               -37.50%
((EV/P)-1)  x  100

Number of years in                                                  1                                  2.80
period (n)

Net change factor (1+T)n = EV/P                               0.79083                               0.62502

Average annual compound rate of total                         -20.92%                               -15.69%
return (T)

                           SCHEDULE OF COMPUTATION OF
       TOTAL RETURN INFORMATION FOR THE LIFE SEPARATE ACCOUNT STOCK INDEX

                                                     January 1, 2002           48 months (From January 4, 1999
                                                            to                  commencement of operations to
                                                    December 31, 2002                 December 31, 2002)
                                                    -----------------                 ------------------

Hypothetical initial                                        $1,000.00                                $1,000.00
payment of $1,000 (P)

Accumulation unit value:
At start of period (A)                                       $25.7044                                 $26.0969
At end of period (B)                                         $20.1429                                 $20.1429

Ending value of hypothetical investment                       $783.64                                  $771.85
(EV) = P  x  (B/A)

Cumulative rate of total return =                             -21.64%                                  -22.81%
((EV/P)-1)  x  100

Number of years in                                                  1                                        4
period (n)

Net change factor (1+T)n = EV/P                               0.78364                                  0.77185

Average annual compound rate of total                         -21.64%                                   -6.28%
return (T)